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                                                                    EXHIBIT 10.6

                               September 20, 2005

Mr. David B. Swank
Chief Financial Officer
Diomed Holdings, Inc.
One Dundee Park
P.O. Box 97 Andover, MA 01810

Dear David:

      Roth Capital Partners, LLC ("we," "us" or "RCP") is pleased to act as financial advisor and co-placement agent for Diomed Holdings, Inc. ("you" or the "Company") in connection with your proposed private placement. The terms of our engagement are set forth below in this letter (this "Agreement"). We look forward to working with you.

1.    The Offering.

                  (a) We currently anticipate raising approximately $10 million involving the sale in a private placement financing by the Company of equity or equity-linked securities (the "Offering") to institutional investors (the "Investors"). Of the approximately $10 million to be raised in the Offering, we anticipate that approximately $3 million will be sold to Investors introduced by RCP and with which RCP has substantial prior relationships, the names of which are listed on the attached Schedule A (the "RCP Investors"). The actual terms of the Offering will depend on market conditions, and will be subject to negotiation between the Company and prospective Investors.

                  (b) Although we cannot guarantee you that we will be able to raise new capital, we will conduct the offering on a "best efforts" basis.

                  (c) In turn, during the term of our engagement, you agree not to engage any other financial advisor, placement agent or finder to raise capital (including debt) for you except for Musket Research Associates, Inc. ("MRA").

                  (d) We will not approach any prospective Investor listed on Schedule A to the engagement letter between the Company and MRA.

                  (e) We will provide feedback to the Board of Directors of the Company with respect to our views as to the terms and conditions of the financing and how such terms and conditions compare with other transactions with which we are familiar in the current financing environment for companies comparable to the Company. The foregoing will not be a "fairness opinion" but rather will informal advice be provided to assist the Board of Directors in making its own determination, in the business judgment of the Board of Directors, of whether consummating the Offering is, or such Offering terms and conditions are, acceptable to the Company

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Diomed, Inc.
Page 2

      2.    Fees and Expenses.

                  (a) Contemporaneously with the consummation of the Offering, such that all of the funds to be raised in connection therewith have been paid to the Company (the "Proceeds"), the Company will pay us in cash a fee equal to five percent (5%) of the amount raised by us from RCP Investors. Such fee shall constitute the complete and full compensation payable to us and our agents arising from the Offering and the sale by the Company of securities thereunder to the Investors (including the RCP Investors and all other Investors), and neither the Company nor any of its agents, successors or assigns shall be entitled to any additional payment whatsoever hereunder, including in the event that the Company enters into any subsequent financing transaction of any nature with any one or more of the Investors (including the RCP Investors and all other Investors) in the Offering.

      3.    Term of Engagement.

                  (a) The term of our engagement will be the later of thirty days commencing on the day this Agreement is signed by Company or upon the close of the Offering. However, either party may terminate our engagement at any time upon 5 days written notice to the other party. Upon termination, we will be entitled to collect all fees earned (if any) through the date of termination.


      4. Representations and Warranties.

                   (a) We hereby represent and warrant to the Company that RCP is a duly-licensed broker-dealer and has all requisite approvals, power, licenses and registrations as are required to provide its services to the Company as set forth herein.

                   (b) You agree that, in connection with the Offering, you will enter into subscription, registration rights and other customary agreements, and that your counsel will supply an opinion letter on the transaction, all of which will be in form and substance reasonably acceptable to, and addressed to, us and the Investors.

                  (c) You further agree that we may rely upon, and are a third party beneficiary of, the representations and warranties and applicable covenants, set forth in any agreements with Investors in the Offering.


5. Diligence; Information. In connection with RCP's activities on your behalf, you will furnish RCP with all financial and other information regarding the Company that RCP reasonably believes appropriate to its assignment (all such information so furnished by the Company, whether furnished before or after the date of this Agreement, being referred to herein as the "Information"). The Company will provide RCP with reasonable access to the officers, directors, employees, independent accountants, legal counsel and other advisors and consultants of the Company. You recognize and agree that RCP (i) will use and rely primarily on the Information and information available from generally recognized public sources in performing the services contemplated by this Agreement without independently verifying the Information or such other information, (ii) does not assume responsibility for the accuracy of the Information or such other information, and (iii) will not make an appraisal of any assets or liabilities owned or controlled by the Company or its market competitors. We will maintain the confidentiality of the Information and, unless and until such information shall have been made publicly available by the Company or by others without breach of a confidentiality agreement, shall disclose the Information only as authorized by the Company or as required by law or by order of a governmental authority or court of competent jurisdiction. If we are legally required to make disclosure of any of the Information, we will give notice to the Company prior to such disclosure, to the extent that we can practically do so.

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Diomed, Inc.
Page 3

      The foregoing paragraph shall not apply to information that:

(i) at the time of disclosure by the Company is, or thereafter becomes, generally available to the public or within the industries in which the Company or its affiliates conduct business, other than as a direct result of a breach by us of our obligations under this Agreement;

(ii) prior to or at the time of disclosure by the Company, was already in the possession of, or conceived by, us or any of our affiliates, or could have been developed by them from information then in their possession, by the application of other information or techniques in their possession, generally available to the public, or available to us or our affiliates other than from the Company (including as previously provided to us by the Company);

(iii) at the time of disclosure by the Company or thereafter, is obtained by us or any of our affiliates from a third party who we reasonably believe to be in possession of the information not in violation of any contractual, legal or fiduciary obligation to the Company with respect to that information; or

(iv)       is independently developed by us or our affiliates.

      Nothing in this Agreement shall be construed to limit the ability of RCP or its affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with entities other than the Company, notwithstanding that such entities may be engaged in a business which is similar to or competitive with the business of the Company, and notwithstanding that such entities may have actual or potential operations, products, services, plans, ideas, customers or supplies similar or identical to the Company's, or may have been identified by the Company as potential merger or acquisition targets or potential candidates for some other business combination, cooperation or relationship. The Company expressly acknowledges and agrees that it does not claim any proprietary interest in the identity of any other entity in its industry or otherwise, and that the identity of any such entity is not confidential information.

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Diomed, Inc.
Page 4

6. Indemnification and Contribution. The Company agrees to indemnify RCP and its controlling persons, representatives and agents in accordance with the indemnification provisions set forth in Appendix I, which is incorporated herein by this reference. These provisions will apply regardless of whether the proposed Offering is consummated or this Agreement is terminated.


7. Other RCP Engagements. Nothing in this Agreement shall be construed to limit the ability of RCP or its affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with entities other than the Company, notwithstanding that such entities may be engaged in a business which is similar to or competitive with the business of the Company, and notwithstanding that such entities may have actual or potential operations, products, services, plans, ideas, customers or supplies similar or identical to the Company's, or may have been identified by the Company as potential merger or acquisition targets or potential candidates for some other business combination, cooperation or relationship. The Company expressly acknowledges and agrees that it does not claim any proprietary interest in the identity of any other entity in its industry or otherwise, and that the identity of any such entity is not confidential information.


8. Other Finders and Placement Agents. You represent and warrant that, with the exception of MRA, there is no other person or entity that is entitled to a finder's fee or any type of brokerage commission in connection with the Offering as a result of any agreement or understanding with the Company.


9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed and to be wholly performed therein without giving effect to its conflicts of laws principles or rules. The Company and MRA agree that any dispute concerning this Agreement shall be resolved through binding arbitration conducted by a panel of three arbitrators, one chosen by the Company, one chosen by MRA and the third chosen by the two arbitrators selected by the parties, pursuant to the commercial arbitration rules of the American Arbitration Association. If the parties are unable to reach agreement on the arbitration panel, the arbitrators will be appointed pursuant to the applicable commercial rules of the American Arbitration Association. Arbitration will be venued in New York County, in the City and State of New York.


10. Announcement of Offering. If the Offering is consummated, RCP may, at its expense, place an announcement in such newspapers and periodicals as RCP may desire, provided, that the Company shall have given its prior approval of each such announcement as to its content and form, such approval not to be unreasonably withheld.

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Diomed, Inc.
Page 5

11.   Advice to the Board.   The Company acknowledges that any advice given
       by us to you (including without limitation such advice as may be given pursuant to section 1(e) hereof) is solely for benefit and use of the Board of Directors of the Company and may not be used, reproduced, disseminated, quoted or referred to, without our prior written consent. If disclosure of our advice is required by law or in your view is necessary for the defense of any proceeding, then, notwithstanding the foregoing, you may disclose such advice so long as you shall, prior to such disclosure, afford us the opportunity to review in advance the portion of such disclosure which mentions us or our advice and to approve the form thereof, such approval not to be unreasonably withheld by us.


12. Entire Agreement. This Agreement (including any schedules and appendices hereto) constitutes the entire agreement between the parties and supersedes and cancels any and all prior or contemporaneous arrangements, understandings and agreements, written or oral, between them relating to the subject matter hereof.


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Diomed, Inc.
Page 6


      We look forward to working with you toward the successful conclusion of this engagement, and developing a long-term relationship with the Company.

Very truly yours,

ROTH CAPITAL PARTNERS, LLC


By:
    --------------------------------------
      Christopher D. Jennings

      Managing Director


Confirmed and accepted as of
this ____ day of September, 2005:


DIOMED, INC.

By:
    --------------------------
      David B. Swank

      Chief Financial Officer

                     NOTE: SCHEDULES AND APPENDECES OMITTED